SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2011

SYNOVIS LIFE TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

State of Incorporation: Minnesota
Commission File No.: 0-13907
I.R.S. Employer Identification No.: 41-1526554

Address of principal executive offices:
2575 University Ave. W.
St. Paul, Minnesota  55114

Telephone Number: (651) 796-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

Synovis Life Technologies, Inc. held its Annual Meeting of Shareholders on March 3, 2011. The proposals voted upon at the meeting and the results of such voting are set forth below:

1.	To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. All director nominees were duly elected.

Nominee	For	Withheld	Broker Non-Votes
William G. Kobi	6,783,921	193,920	3,483,227
Richard W. Kramp	6,850,212	127,629	3,483,227
Karen Gilles Larson	3,371,436	3,606,405	3,483,227
Mark F. Palma	6,202,699	775,142	3,483,227
Richard W. Perkins	6,786,185	191,656	3,483,227
Timothy M. Scanlan	6,279,488	698,353	3,483,227
John D. Seaberg	6,853,956	123,885	3,483,227
Sven A. Wehrwein	6,522,625	455,216	3,483,227

Our board of directors has reason to believe that a significant number of the withheld votes for Ms. Larson are the result of her having joined the compensation and governance committees of the board of directors effective November 1, 2010, after having served as our Chief Executive Officer from July 1997 to January 2007.  Ms. Larson did not participate in these or any other committees of the Board until November 1, 2010.  Our board of directors has affirmatively determined that Ms. Larson is “independent” as defined under the current Nasdaq Global Market listing standards since January 2010.

After considering the vote of our shareholders at the Annual Meeting, Ms. Larson voluntarily offered to step down from our compensation and governance committees. Our board of directors intends to honor Ms. Larson’s request, but has asked Ms. Larson to remain a member of our compensation and governance committees until the board names a replacement.   Replacements are expected to be named before the next meetings of either committee are held.

2.	To consider a non-binding, advisory proposal to approve the compensation of our named executive officers. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
5,989,537	893,778	94,526	3,483,227

3.	To vote on a non-binding, advisory proposal to determine the frequency with which our shareholders will be entitled to have an advisory vote on the compensation of our named executive officers.

1 year	2 years	3 years	Abstain	Broker Non-Votes
4,638,324	152,119	708,356	161,248	4,801,021

Based on these results, and consistent with the recommendation of our Board of Directors, we have determined that we will hold a non-binding, advisory proposal to approve the compensation of our named executive officers every year.

4.	To consider a proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending October 31, 2011. This proposal was approved.

For	Against	Abstain
10,101,704	167,202	41,994

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOVIS LIFE TECHNOLOGIES, INC.

Dated: March 8, 2011	By:	/s/ Brett Reynolds
Brett Reynolds
Vice President of Finance, Chief Financial Officer and Corporate Secretary